UNITED STATIONERS INC.
2200 EAST GOLF ROAD                     [LOGO]
DES PLAINES, ILLINOIS 60016-1267

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
MAY 8, 1996
- ----------------------------

TO THE STOCKHOLDERS OF
UNITED STATIONERS INC.

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday,
May 8, 1996 at 2:00 p.m., Chicago time, at the offices of the Company, 2200 East Golf Road, Des Plaines, Illinois, for the following purposes:

1. To elect three directors to serve for a three-year term expiring in 1999;

2. To approve amendments to the United Stationers Inc. Management Stock Option Plan; and

3. To transact such other business as may properly come before the meeting.

The stock transfer books of the Company will not be closed but only stockholders of record at the close of business on March 11, 1996 will be entitled to notice of, and to vote at, the meeting.

A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1995 is enclosed.

WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          OTIS H. HALLEEN
                                          SECRETARY

April 5, 1996
Des Plaines, Illinois

UNITED STATIONERS INC.
Executive Offices                       [LOGO]
2200 EAST GOLF ROAD
DES PLAINES, ILLINOIS 60016-1267

- ---------------------------------------------

                                                                   April 5, 1996
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 1996

- --------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Stationers Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 8, 1996. This statement and the accompanying form of proxy are being mailed to stockholders commencing on or about April 5, 1996.

If the enclosed proxy is properly executed and returned to the Company in time for the annual meeting, the shares represented thereby will be voted in accordance with the instructions of the stockholder giving the proxy. A stockholder giving a proxy may revoke it at any time prior to its exercise by written notice of revocation to the Secretary of the Company or by the execution of a proxy bearing a later date or by attending the meeting and voting in person.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and regular employees of the Company, without special compensation therefor. The Company will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on March 11, 1996 has been fixed by the Board of Directors as the record date for determining the stockholders entitled to vote at the annual meeting. As of that date, there were 11,446,306 shares of the Company's Common Stock, $0.10 par value, issued and outstanding (the "Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock must be represented in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the Common Stock ownership as of March 11, 1996 of each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                                                               Percent
                                                                        Amount and Nature of     of
                 Name and Address of Beneficial Owner                   Beneficial Ownership    Class
- ----------------------------------------------------------------------  --------------------   -------
Wingate Partners, L.P.                                                      6,045,823(1)        50.3%
  750 N. St. Paul Street, Suite 1200
  Dallas, Texas 75201
ASI Partners, L.P.                                                          1,799,588(2)        15.7%
  9441 LBJ Freeway, Suite 300
  Ft. Worth, Texas 75243
Cumberland Capital Corporation                                              1,799,588(2)        15.7%
  9441 LBJ Freeway, Suite 300
  Ft. Worth, Texas 75243
Chase Manhattan Investment Holdings, Inc.                                   1,235,061(3)         9.7%
  1 Chase Manhattan Plaza
  New York, NY 10081

- --------

(1) Includes (i) 4,268,577 shares owned by Wingate Partners, L.P. ("Wingate Partners"), (ii) 1,117,374 shares owned by Wingate Partners II, L.P. ("Wingate II"), (iii) 74,094 shares owned by Wingate Affiliates, L.P. ("Affiliates") and (iv) 19,634 shares owned by Wingate Affiliates II, L.P. ("Affiliates II") (collectively, "Wingate"). Also includes warrants which are exercisable for an aggregate of 566,144 shares (or shares of nonvoting common stock) at the holder's option. Edward Easterling is a general partner of Wingate II and Affiliates II and thus may be deemed the beneficial owner of 1,479,037 shares or 12.5%. Other general partners; including Thomas W. Sturgess, James T. Callier, Jr., Frederick B. Hegi, Jr. and James A. Johnson, and their beneficial interests are shown on page 3 of this Proxy Statement.

(2) Includes (i) 1,430,401 shares owned by ASI Partners, L.P., (ii) 156,304 shares owned by ASI Partners II, L.P., (iii) 40,084 shares owned by ASI Partners III, L.P. (collectively, "ASI Partners"), and (iv) 154,125 shares owned by Cumberland Capital Corporation ("Cumberland"). Cumberland serves as the general partner of ASI Partners. Also includes warrants exercisable for an aggregate of 18,674 shares, at the holder's option.

(3) As of March 11, 1996, and currently, no Common Stock is owned by such holder. Includes (i) 758,994 shares of nonvoting common stock, and (ii) warrants exercisable for an aggregate of 476,067 shares (or shares of nonvoting common stock), at the holder's option. Subject to certain restrictions, the nonvoting common stock is convertible at any time at the option of the holder into shares of Common Stock.

VOTING TRUST

A total of 8,478,927 shares (74.1%) of the Common Stock, including the shares owned by Wingate, ASI Partners and Cumberland, and other shares, are held in a voting trust (the "Voting Trust"), pursuant to a Voting Trust Agreement dated as of January 31, 1992, the trustees of which are

Thomas W. Sturgess, Frederick B. Hegi, Jr., James A. Johnson, Daniel J. Good and Gary G. Miller. The trustees of the Voting Trust hold all voting power to vote the shares held in the Voting Trust and may act by a majority vote of the trustees. The trustees agree to vote all shares in trust to elect a board of directors of the Company with (1) at least one representative designated by Good Capital Co. Inc., (2) at least one representative designated by ASI Partners,
(3) at least one representative designated by Messrs. Michael Rowsey, Robert Eberspacher, Daniel Schleppe and Larry Miller (each of whom is an employee of the Company's subsidiary), and (4) such number of directors designated by Wingate Partners as will represent a majority of the total number of directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group as of March 11, 1996.

                                                                                                          Percent of
                                                                                                         Common Stock
                                                       Common Stock       Exercisable     Exercisable    Outstanding
                       Name                         Beneficially Owned    Options (1)    Warrants (1)        (2)
- --------------------------------------------------  ------------------   -------------   -------------   ------------
James T. Callier, Jr.                                 4,342,671(3)           --             226,450(3)      39.1%
Daniel J. Good                                          198,287(5)           --              59,656(5)       2.2%
Frederick B. Hegi, Jr.                                5,479,679(4)           --             566,144         50.3%
Jeffrey K. Hewson                                         2,076               4,882(6)       --             *
James A. Johnson (9)                                  1,156,180(11)          --             339,694(11)     12.7%
Gary G. Miller (6)                                      --                   --              --            --
Michael D. Rowsey (9)                                    84,557             214,506          --              2.6%
Joel D. Spungin                                          33,004(8)           --              --             *
Thomas W. Sturgess                                    4,342,671(3)          200,000(12)     226,450(3)      40.2%
Daniel H. Bushell                                        19,538             209,199          --              2.0%
Steven R. Schwarz                                           628             120,000          --              1.0%
Ergin Uskup                                                 126              60,000          --             *
All current directors and executive
 officers as a group (17 persons)                     5,839,454(10)       1,068,243         625,800         57.3%

- --------
*Less than 1%

(1) Options and warrants exercisable within 60 days of the date of this Proxy Statement. Except for Mr. Hewson's options, exercisability of options is subject to certain conditions, the occurrence of which is assumed for this purpose, including (a) the occurrence of an Event - as described on page 9 of this Proxy Statement, and (b) the approval at the annual meeting of certain amendments to the stock option plan as described on pages 9-10 of this Proxy Statement.

(2) For purposes of calculating the beneficial ownership percentage of each such stockholder, it was assumed that such stockholder exercised all options, conversion rights or warrants by which the stockholder had the right to acquire shares of Common Stock, within 60 days of the date of this Proxy Statement.

(3) Includes 4,268,577 shares owned by Wingate Partners, 74,094 shares owned by Affiliates, 222,587 warrants held by Wingate Partners and 3,863 warrants held by Affiliates.

(4) Includes all 5,479,679 shares beneficially owned by Wingate. Messrs. Callier, Hegi and Sturgess serve as general partners of Wingate Partners and various Wingate entities. Does not include any of the 8,478,927 shares held in the Voting Trust, of which Messrs. Sturgess, Hegi and Johnson are trustees, other than the 5,479,679 shares beneficially owned by Wingate.

(5) Includes 36,173 shares of Common Stock and 16,852 exercisable warrants held by trusts for which Mr. Good serves as trustee. Does not include 363,899 shares owned by Good Capital Co., Inc., of which Mr. Good is Chairman and a controlling stockholder; accordingly Mr. Good may be deemed to beneficially own the shares owned of record by Good Capital Co., Inc.

(6) Does not include 9,766 shares issuable upon exercise of options that are not exercisable within 60 days.

(7) Does not include shares owned by ASI Partners or Cumberland. Mr. Miller is President and a stockholder of Cumberland and, accordingly, may be deemed to beneficially own the shares owned of record by ASI Partners and Cumberland.

(8) Includes 9,678 shares of Common Stock owned by Mr. Spungin which are subject to certain restrictions against sale or other disposition, and are subject to forfeiture if Mr. Spungin resigns as a director prior to March 31, 1997.

(9) Includes shares owned directly and by an individual retirement account for the sole benefit of such individual.

(10) Of the 5,839,454 shares shown as owned by all current directors and officers as a group, 19,550 shares are held with sole voting and investment power and 5,819,904 shares are held with shared voting and investment power, including 5,801,232 of the shares in the Voting Trust. Does not include any of the 2,677,695 shares in the Voting Trust held for the benefit of persons other than current directors and executive officers. Does not include shares owned by ASI Partners or Cumberland.

(11) Includes 1,117,375 shares owned by Wingate II, 19,634 shares owned by Affiliates II, and 19,171 shares owned by Mr. Johnson. Exercisable warrants include 333,779 owned by Wingate II and 5,915 owned by Affiliates II.

(12) Includes (i) 120,000 shares issuable upon exercise of options which are, subject to certain restrictions, exercisable at $5.12 per share, and (ii) 80,000 shares issuable upon exercise of options which are, subject to certain restrictions, exercisable at $13.125 per share. Does not include 160,000 shares issuable upon exercise of options that are not exercisable within 60 days.

ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class as nearly equal in number as possible, and each term consisting of three years.

The Board of Directors presently consists of nine members, three in each class. Three members, the Class I directors, have terms expiring at, and are nominees for election at, the May 8, 1996 Annual Meeting of Stockholders. The persons named as proxies intend to vote for the election of the nominees as directors, unless such authority is withheld by the stockholder giving the proxy. If any nominee becomes unavailable for election for any reason, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors. The nominees and certain information furnished or confirmed by them are as follows:

DANIEL J. GOOD (56)

Mr. Good was elected to the Board of Directors on March 30, 1995, upon consummation of the merger (the "Merger") between the Company and Associated Holdings, Inc. ("Associated"). Prior to the Merger, he had been a director of Associated since 1992. Mr. Good is Chairman of Good Capital Co., Inc., an investment firm in Lake Forest, Illinois. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States, and prior thereto he was Managing Director of Merchant Banking for Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc. Mr. Good serves as a director of Supercuts, Inc.

JAMES A. JOHNSON (42)

Mr. Johnson was elected to the Board of Directors upon consummation of the Merger on March 30, 1995. Prior to the Merger he had been a director of Associated since 1992. Mr. Johnson is a general partner of various Wingate entities, including the indirect general partner of Wingate II. From 1980 until he joined Wingate Partners in 1990, Mr. Johnson served as a Principal of Booz-Allen & Hamilton, an international management consulting firm. Mr. Johnson currently serves as a director of Century Products Company, a manufacturer and distributor of baby seats and other juvenile products ("Century Products").

JEFFREY K. HEWSON (52)

Mr. Hewson has been a director since 1991. Mr. Hewson is President and Chief Executive Officer of Beckley-Cardy Group, a distributor of school supplies to the educational market. Mr. Hewson served as President and Chief Executive Officer of the Company from consummation of the Merger until May 31, 1995, and as an executive consultant through August 31, 1995. Prior thereto, he was President and Chief Operating Officer of the Company since April 1991. He had been Executive Vice President of the Company since March 1990. Prior to that he had been President of ACCO International's U.S. Division since 1989 and President of its Canadian Division since 1987. ACCO International is a manufacturer of traditional office products and a subsidiary of American Brands, Inc., which is a global consumer products holding company.

OTHER DIRECTORS

The other directors, whose terms of office as a director will continue after the Annual Meeting, and certain information concerning them are as follows:

                                                                                                 Served as
                                                                                                     a
                                                                                                 Director
                                                                                                  of the
                                                Principal Occupation and                          Company
      Name (Age)                               Positions with the Company                          Since
- -----------------------  ----------------------------------------------------------------------  ---------
CLASS II DIRECTORS--TERMS EXPIRING IN MAY 1997

Thomas W. Sturgess (45)  Chairman of the Board, President and Chief Executive Officer of the       3/30/95
                         Company
Frederick B. Hegi, Jr.   Partner, various Wingate entities                                         3/30/95
(52)
Michael D. Rowsey (43)   Executive Vice President of the Company                                   3/30/95
CLASS III DIRECTORS--TERMS EXPIRING IN MAY 1998
Gary G. Miller (45)      President of Cumberland Capital Corporation                               3/30/95
James T. Callier, Jr.    General Partner, Wingate Partners                                         3/30/95
(61)
Joel D. Spungin (58)     Formerly Chairman of the Board and Chief Executive Officer of the         8/18/81
                         Company

Mr. Sturgess became Chairman of the Board of the Company on March 30, 1995 and President and Chief Executive Officer of the Company on May 31, 1995. Since 1987, Mr. Sturgess has served as a general partner of various Wingate entities, including the indirect general partner of each of Wingate Partners and Wingate
II. Mr. Sturgess currently serves as a non-executive Chairman of the Board of Redman Industries, Inc., a manufactured housing producer, as well as RBPI Holding Corporation, a manufacturer and distributor of aluminum and vinyl windows. He is a director of Loomis Armored Inc., a provider of armored cars and related services.

Mr. Hegi is a general partner of various Wingate entities, including the indirect general partner of each of Wingate Partners and Wingate II. He is President of Valley View Capital Corporation, a private investment firm. He also serves as Chairman of the Board of Loomis Holding Corporation, ITCO Holding Company, Inc., Tahoka First Bancorp, Inc., a bank holding company, and Cedar Creek Bancshares, Inc., a bank holding company, and as a director of Century Products, Lone Star Technologies, Inc., a diversified company engaged in the manufacture of steel pipe, Cattle Resources, Inc., a manufacturer of animal feeds and operator of commercial cattle feedlots, and various funds managed by InterWest Partners.

Mr. Rowsey has been Executive Vice President of the Company since the Merger. Prior to the Merger he was President and a director of Associated since 1992. From 1979 to January 1992, Mr. Rowsey served in various capacities with Boise Cascade Office Products Corporation, most recently as the North Regional Manager.

Mr. Miller is President of Cumberland Capital Corporation, a private investment firm. He is also Chairman of the Board of CFData Corp., a nationwide provider of check collection and check verification services, and Fore Star Golf, Inc., which was formed in 1993 to own and operate golf course facilities.

Mr. Callier is a general partner of Callier Interests, an investment firm, and is President of Callier Consulting, Inc., an operating management firm. He is an indirect general partner of Wingate Partners, and an advisory director of Wingate II. He serves as Chairman of the Board of Century Products, and as a director of Redman Industries, Inc. and Loomis Armored, Inc.

Mr. Spungin was Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988 until March 1995, and from October 1989 until April 1991, he was also President of the Company. Mr. Spungin serves as a general partner of DMS Enterprises, L.P., a management advisory and investment partnership, and as a director of AAR Corp.

CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

During the year ended December 31, 1995, the Board of Directors held nine meetings and took action by unanimous written consent in lieu of meeting on eleven occasions. Each director attended all of (1) the meetings of the Board of Directors held during the last full fiscal year and (2) the meetings held by all committees of the board on which he served (during the periods that he served) during the last fiscal year.

Except for Messrs. Hewson and Spungin, since the Merger, directors who are not officers or employees of the Company received no compensation for their services as a director. On November 29, 1995 the Company granted options exercisable for an aggregate of 14,648 shares of Common Stock at an exercise price of $5.12 per share to Jeffrey K. Hewson, and a restricted stock award of 9,678 shares of Common Stock to Joel D. Spungin, in consideration for their services on the Board of Directors in lieu of directors' compensation for a three-year period. One-third of Mr. Hewson's options are immediately exercisable, and the remainder are exercisable in two installments on the anniversaries of the grant date. Mr. Spungin's stock is subject to forfeiture in the event he resigns as a director before March 30, 1997. Directors are reimbursed for travel expenses incurred in attending meetings.

The Board of Directors has an Audit Committee and a Compensation Committee.

During the year from the Merger until December 31, 1995, the Audit Committee consisted of
Gary G. Miller (Chairman), and Daniel J. Good. The Audit Committee met two times during the last fiscal year, since the Merger. The functions of the Audit Committee are to recommend the independent auditors to the Board of Directors; review the scope of the independent auditors' examination; review the compensation of the independent auditors; consider the results of the independent auditors' review of internal accounting controls and suggestions for improvements; discuss matters of concern to the independent auditors resulting from the audit; review changes in accounting principles in the financial statements; and review nonauditing services performed for the Company by the independent auditors.

During the year from the Merger until December 31, 1995, the Compensation Committee consisted of Gary G. Miller and James T. Callier, Jr. The Compensation Committee met two times during the last fiscal year since the Merger. The Compensation Committee reviews and makes recommendations upon proposals by management as to compensation, bonuses, employment agreements and other benefits, and policies respecting such matters, for the officers of the Company and its subsidiaries. The members of the Compensation Committee also serve as the Administrative Committee for the Company's Management Equity Plan, and as the Administrative Committee for the Management Incentive Plan.

NOMINATIONS FOR DIRECTORS FOR 1997

Any stockholder wishing to submit recommendations for directors of the Company for the next annual meeting in 1997 should send a signed letter of recommendation to United Stationers Inc., 2200 East Golf Road, Des Plaines, IL 60016-1267, Attention: Otis H. Halleen, Secretary. Recommendation letters should state the full name and address of each proposed nominee, a brief resume, a brief biographical history including past and current directorships and employment, and the reasons for recommendation. Nominations for election at the Company's Annual Meeting to be held in May 1997 must be submitted no later than December 7, 1996.

PROPOSAL TO APPROVE AMENDMENTS TO THE MANAGEMENT STOCK OPTION PLAN

Effective January 31, 1992, Associated Holdings, Inc. adopted, and its stockholders approved, the Associated Holdings, Inc. 1992 Management Stock Option Plan (the "Plan"). As of March 30, 1995, upon the merger of Associated Holdings, Inc. with and into United Stationers Inc. (the "Merger"), the Plan was amended. The amendment, among other things, changed the name of the plan to the United Stationers Inc. Management Stock Option Plan and, in order to reflect the effects of the merger, adjusted the number of shares available under the Plan to 202,962.14 shares, subject to recapitalization adjustments. A copy of the March 30, 1995 amendments is attached as Appendix A to this Proxy Statement.*

It was the desire of the Directors to make available under the Plan sufficient shares to permit participation by key management employees of the combined entity, many of whom were not previously participants in the Plan. Therefore, on September 27, 1995 the Board of Directors of the Company approved certain amendments to the Plan, subject to approval by the stockholders of the Company. By those amendments, among other things, the name of the Plan was changed to United Stationers Inc. Management Equity Plan (the "MEP Plan"), and the number of shares authorized to be issued under the MEP Plan was increased by 1,100,000 shares to 1,302,962.14, subject to recapitalization adjustments.

The Board also appointed an administrative committee, as provided in the MEP Plan, consisting of two directors of the Company, James T. Callier, Jr. and Gary
G. Miller, neither of whom is eligible to participate in the Plan.

A copy of these amendments is attached as Appendix B to this Proxy Statement.

As of September 27, 1995, there were approximately 193 employees eligible to participate in the MEP Plan. Options for 105,042 shares were outstanding under the Plan as of that date, pursuant to option grants made by Associated Holdings, Inc. prior to the Merger.

- --------
* Prior to the Merger, United Stationers Inc. had a Stock Incentive Award Plan and a Directors' Stock Option Plan. All in-the-money options issued under those plans were cashed out immediately prior to the Merger, and the plans were canceled upon consummation of the Merger.

A 100% stock dividend was paid on November 9, 1995, the effect of which doubled the number of shares referred to in the prior paragraphs.

As of March 5, 1996 the Board of Directors adopted an additional amendment to the MEP Plan. The amendment established the maximum number of shares for which options could be granted to any individual optionee in any year. A copy of such amendment is attached as Appendix C to this Proxy Statement.

The MEP Plan as amended is described in this Proxy Statement. A copy of the MEP Plan as amended is attached as Appendix D.

OPTION GRANTS SINCE BOARD ADOPTION OF AMENDMENTS*

Since adoption of the amendments to the MEP Plan by the Board of Directors on September 27, 1995, in October 1995 options for 198,750 shares were granted to 46 employees at an exercise price of $5.12 per share and options for 1,641,250 shares were granted to 188 employees, including the same 46 employees, at an initial exercise price of $12.50 per share. The $12.50 option exercise price increases by $0.625 at the beginning of each calendar quarter commencing April 1, 1996, until an Event (as described below) occurs. The number of options granted to each of the executive officers of the Company named in the Summary Compensation Table is shown on page 14 of this Proxy Statement.

None of the options are exercisable until (1) the amendments to the MEP Plan are approved by the stockholders and (2) after the occurrence of a transaction or group of transactions (an "Event") that cause certain of the "Sponsor" investors to have realized a return of liquid proceeds at least equal to their common stock investment in the Company. The "Sponsors" are, collectively, Wingate Partners, L.P., Wingate Partners II, L.P., Wingate Affiliates, L.P., Wingate Affiliates II, L.P., and their affiliates. No shares acquired pursuant to exercise of such options may be sold prior to six months after the Event. An Event has not occurred as of the date of this Proxy Statement.

In January 1996, options were granted to Thomas W. Sturgess, Chairman of the Board, President and Chief Executive Officer, for 120,000 shares at an exercise price of $5.12 per share, and for 240,000 shares at an exercise price of $12.50 per share, increasing $0.625 per share quarterly commencing April 1, 1996 until an Event occurs. Provided specified profitability tests are met, the grant of options for 120,000 shares to Mr. Sturgess will be exercisable after an Event, and the grant of options for 240,000 shares to Mr. Sturgess will be exercisable 80,000 after an Event, 80,000 upon the later of an Event or December 31, 1996, and 80,000 upon the later of an Event or March 31, 1997.

DESCRIPTION OF THE AMENDMENTS TO THE PLAN

The amendments to the MEP Plan, attached as Appendices B and C to this Proxy Statement (and giving effect to the 100% stock dividend),are as follows:

    1. The name of the Plan is changed to the United Stationers Inc. Management Equity Plan.

- --------
* On October 12, 1995 the directors declared a 100% common stock dividend effective November 9, 1995. Accordingly, references to the number of options outstanding and granted reflect the effects of the stock dividend.

    2. The number of shares authorized to be issued under the Plan is increased by 2,200,000 shares, from 405,924.28 to 2,605,924.28 shares.

    3. The Committee was given authority to require, as a condition of the granting of an option, that the optionee hold the stock for a period which may exceed 6 months. Prior to the amendment, the maximum holding period which the Committee could require was 6 months.

    4. The Committee was given discretion, at the time of a grant, to permit estates of deceased optionees a period of at least 6 months in which to exercise options. The Plan previously provided that the period in which options could be exercised by the estate of a deceased optionee could not exceed 6 months.

    5. In the event of the disability or retirement of an optionee, the Committee is given authority, at the time of grant, to specify a period of time which may be longer than 6 months, but not less in which to exercise options.

    6. The number of shares for which options may be granted to any individual optionee in any year is limited to 400,000.

DESCRIPTION OF THE PLAN

The Plan, as amended, provides for the issuance of up to 2,605,924.28 shares through the exercise of options. The Board of Directors ("Directors") may at any time amend or terminate the Plan, except that certain amendments may not be made by the Directors without the approval of the stockholders, and no such action by the Directors may materially and adversely affect any option previously granted without the consent of the optionee.

The number of shares available for issuance under the Plan, and the number of shares subject to outstanding options are subject to adjustment in the event of certain stock dividends, recapitalizations or other similar changes affecting the number of outstanding shares. Either authorized but unissued shares or reacquired shares held in the Company's treasury may be used to fulfill options granted under the Plan.

The purpose of the Plan is to afford certain of the Company's key employees who are responsible for the continued success of the Company an opportunity to acquire an ownership interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

The eligible participants in the Plan are the key employees, officers and directors (but not directors who are not also employees) of the Company, who are regularly employed on a salaried basis on the date of a grant. The maximum number of shares for which options may be granted in any year to any individual is 400,000.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ADMINISTRATION

The Plan is administered by a committee (the "Committee") appointed by the Directors, none of the members of which are eligible to receive options under the Plan. The following directors of the Company, who also serve as the members of the Compensation Committee of the Board of Directors, are members of the
Committee: James T. Callier, Jr. and Gary G. Miller.

Subject to the provisions of the Plan, the Committee determines the optionees, option exercise prices, dates of grant, number of options, and vesting periods and conditions. In addition, the Committee is authorized to interpret the Plan, to adopt rules relating thereto, to determine the terms and provisions of the participants options, and procedures for exercise of options (which need not be identical for all participants). The Committee's determinations as to the foregoing matters are conclusive and binding and are not subject to approval by the Directors.

GRANT OF OPTIONS

Options may be granted under the Plan to such eligible employees as may from time to time be determined by the Committee. Options may be granted either as Incentive Stock Options ("ISO"), that is - options which qualify as incentive stock options under Section 422 of the Code, or as non-qualified stock options. The exercise price of each option granted under the Plan is set by the Committee. The exercise price of each ISO may not be less than 100% of the Fair Market Value of the applicable share on the date of grant. The Fair Market Value is defined in the Plan as the average of the high and low prices of the Common Stock as reported on a national stock exchange or as listed for quotation on the NASDAQ Market System on the date of the grant.

EXERCISE OF OPTIONS

Options granted under the Plan are exercisable at such times and/or in such number of cumulative installments as the Committee may establish. Options will expire at such times, and on such conditions as the Committee shall determine at the time of grant, but in any event no option may be exercised more than 10 years following the date of grant, and no option that is an ISO may be exercised after the expiration of 5 years from the date such option is granted.

In the event of a Change in Control or a merger between the Company and another corporation in which the Company is not the surviving entity, any options which have not been exercised shall be canceled and replaced by options issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Securities Exchange Act of 1934, as amended.

Options may be exercised by delivering written notice to the Treasurer of the Company accompanied by payment in full for the shares being purchased. Payment may be made in cash or in Shares, or, if determined by the Committee at the time of grant, may be made by deducting from the Shares being exercised, a number of shares having a Fair Market Value which shall equal the option price. To satisfy withholding obligations, shares may be withheld or delivered pursuant to the terms of the option agreements, or pursuant to certain elections made by optionees or beneficiaries by a specified period prior to the date the amount of tax to be withheld is determined.

Options are exercisable during the optionee's lifetime only by the optionee. Except as indicated below, an option may be exercised only during continuous employment. Each option will require that the optionee remain in the continuous employ of the Company for at least 6 months (or 3 months in the case of an ISO) from the date of grant before the right to exercise any part of the option will accrue. If an optionee's employment is terminated without substantial cause, the optionee will have a period designated by the Committee at the time of grant to exercise the options which shall be no less than 30 days (or 3 months in the case of an ISO). If the optionee dies, becomes disabled, or retires, the optionee or the optionees successors-in-interest will have a period of time, as determined by the Committee at the time of grant, which shall be no less than 6 months, after the date of death, or after the termination of employment as the result of disability or retirement. In each case, the option may be exercised only to the extent the optionee could have exercised the option at the date of termination of employment and may not be exercised later than the expiration of the option.

FEDERAL INCOME TAX ASPECTS

INCENTIVE STOCK OPTIONS

Neither the grant nor lapse of an ISO is a taxable event to either the Company or the optionee. Under the Code, if the optionee holds the shares acquired upon exercise of the option for more than one year after transfer of the shares to the optionee and more than two years from the date of the grant of the option, and if certain other conditions are met: (a) no regular income tax is imposed on the optionee at the time of exercise of the option; (b) the difference between the option exercise price and the amount realized upon disposition of the shares is treated as long-term capital gain or loss; and (c) the Company is not allowed an income tax deduction in connection with the grant or exercise of the option. If the one year/two year holding period requirements discussed above are not met, then, generally, taxable compensation will result in an amount equal to the excess, at the time of exercise, of the value of the shares over the exercise price. This amount will be includable as ordinary income to the optionee and will be deductible by the Company at the time of disposition.

In addition, depending on the optionees overall tax situation, the optionee may be subject to the alternative minimum tax at a rate generally equal to 26%, on the amount which would be realized as compensation pursuant to the rules applicable to nonqualified options, discussed immediately below.

No options have been granted as ISOs and it is not presently anticipated that any options will be so granted.

NONQUALIFIED OPTIONS

Generally, if a nonqualified option is exercised the optionee will realize compensation (subject to withholding for employees) in the taxable year in which the shares are transferred. The Company will have a corresponding deduction in the taxable year during which the optionee realizes compensation income. The amount of compensation realized is the excess of the value of the shares at transfer over the option exercise price.

If the shares acquired pursuant to the exercise of a nonqualified option are nontransferable and subject to a substantial risk of forfeiture, such shares are treated as having been transferred when they become transferable or not subject to a substantial risk of forfeiture. At that time the amount of taxable compensation deemed to be paid by the Company will be equal to the fair market value of the shares at the time they become transferable or no longer subject to a substantial risk of forfeiture, less the exercise price of the option. The optionee in the taxable year on which the shares are deemed transferred will realize compensation (subject to withholding for employees) and the Company will be entitled to a corresponding deduction in the taxable year during which the optionee realized compensation income.

The Company will comply with the obligations imposed upon it under applicable tax withholding laws, if any, with respect to options granted, and is entitled to do anything to effectuate such compliance, including, without limitation, withholding from the optionee at the time of exercise a number of shares to be issued upon exercise to meet the withholding obligation. The shares withheld will be valued at their Fair Market Value as determined in accordance with the Plan.

RESTRICTIONS ON RESALE OF SHARES

Shares acquired under the Plan upon exercise of options will be subject to any condition restricting transfer then required by state or federal securities laws. The Committee may impose additional restrictions on resale or disposition of such shares. There may also be restrictions on resale of shares to participants who at the time of distribution are "affiliates" of the Company.

The options granted pursuant to the Plan as amended, and described on page 9 of this Proxy Statement, are subject to restriction on resale of the shares for a period of six months after the Event.

Of the 202,962.14 shares previously covered by the Plan as of September 27, 1995, options were outstanding for a total of 105,042 shares (210,084 shares post-split) at an exercise price of $2.90 ($1.45 post-split). Subject to stockholder approval of the Plan amendments, as of January 31, 1996, options were outstanding for a total of 385,120 shares at an exercise price of $1.45 per share; for a total of 318,750 shares at an exercise price of $5.12 per share, and for a total of 1,871,250 shares at an initial exercise price of $12.50 per share. A total of 20,804 shares have been issued upon the exercise of options, and 10,000 shares remain available for grant of additional awards. Although other shares may become available for grant in the event any outstanding options expire or are canceled, the Company believes that the shares available and to become available will be insufficient to cover the remaining term of the Plan (until 2002). The options which have been granted under the Plan were intended to be one-time grants rather than part of a program of annual grants. Nevertheless, it may be necessary and appropriate either to seek further increases in the number of shares available for grant under the MEP Plan or to adopt a new option plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE MANAGEMENT STOCK OPTION PLAN.

The affirmative vote of the holders of not less than a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposal. For this purpose, abstentions will be included, but broker non-votes will not be included, in the calculation of the number of stockholders who are considered present and voting at the Annual Meeting. The proposed resolution reads as follows:

    "RESOLVED: that the amendments to the United Stationers Inc. Management Equity Plan, as adopted by the Board of Directors, are hereby approved and ratified."

EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to each person who has served as the Chief Executive Officer of the Company during 1995 and the four other highest-paid officers of the Company who were serving as executive officers on December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                 Long-term Compensation
                                     Annual Compensation            Awards
                                                        Other Restricted
                           Year                         annual stock                 LTIP        All other
   Name and principal      ended  Salary (1)   Bonus    compensation Award(s)   Options  payouts   compensation
        Position           12/31     ($)        ($)     ($)   ($)         (#)       ($) (7)       ($) (8)

Thomas W. Sturgess         1995(3)
CHAIRMAN OF THE BOARD,     1994(11)
PRESIDENT AND CEO          1993(11)
Joel D. Spungin            1995(4)    91,667  234,438   (2 ) 220,175(9)    --        280,112        7,620,214
FORMER CHAIRMAN            1994     433,583    --       (2 )   --       20,000        41,198           11,388
AND CEO                    1993     426,250   201,344   (2 )   --       25,000        37,683           13,483
Jeffrey K. Hewson          1995(5)   234,134  929,587(6) (2 )   --      14,648    10)   160,783       1,975,601
FORMER PRESIDENT           1994     315,333    --       (2 )   --       19,500        23,169            5,126
AND CEO                    1993     292,500   119,074   (2 )   --       20,000        14,283            7,077
Daniel H. Bushell          1995     213,076   249,569   (2 )   --      120,000        --                2,579
EXEC. VICE PRESIDENT       1994(11)
AND CFO                    1993(11)
Michael D. Rowsey          1995     243,502   264,197   (2 )   --      120,000        --                2,945
EXEC. VICE PRESIDENT       1994(11)
                           1993(11)
Steven R. Schwarz          1995     205,608   205,536   (2 )   --      120,000        54,525          164,921
EXEC. VICE PRESIDENT       1994     185,000   15,818    (2 )   --       14,000         9,677              945
                           1993     172,890   57,279    (2 )   --       12,000         8,226            2,859
Ergin Uskup                1995     173,542   127,880   (2 )   --       60,000        24,500          124,648
VICE PRESIDENT, MIS        1994     153,574   27,500    (2 )   --       16,000        --                4,194
and CIO                    1993(11)

- --------
(1) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's Profit Sharing Plan.

(2) No amounts of "Other annual compensation" were paid to any named executive officer except for perquisites and other personal benefits which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

(3) Mr. Sturgess became Chairman of the Board on March 30, 1995, and President and CEO on May 31, 1995. For calendar year 1995, Mr. Sturgess received compensation from Wingate Partners, but no compensation from the Company.

(4) Mr. Spungin resigned his position as Chairman and CEO effective March 20, 1995; he continues as a director.

(5) Mr. Hewson resigned his position as President and CEO effective May 31, 1995; he continues as a director.

(6) Includes a special stay bonus of $875,000 paid to Mr. Hewson pursuant to his employment contract.

(7) Includes payments from the Company's Executive Bonus Plan of awards earned in prior years payable in three annual installments. Under the Plan, awards were partly (30%) in cash and partly (70%) in Share Units which were converted to and paid out in common stock. Cash payments included earnings on the cash amounts based on the greater of the Company's return on its equity or the treasury bill rate. Stock payments were valued at the stock price as of the date of the award of Share Units. The 1995 distribution was a final distribution as the Plan was terminated just prior to the Merger.

                            Spungin  Hewson   Bushell    Rowsey  Schwarz    Uskup
                            -------  -------  --------   ------  -------   -------
1995:
  Cash                      $280,112 $160,783    --        --    $54,525   $24,500
1994:
  Cash                      $15,789  $ 8,885     --        --    $ 3,730     --
  Stock                     $25,409  $14,284     --        --    $ 5,947     --
1993:
  Cash                      $13,224  $ 4,478     --        --    $ 2,687     --
  Stock                     $24,460  $ 9,805     --        --    $ 5,539     --

(8) Includes:

    (a) amounts accrued under employment contracts and payable under the USI Employee Benefits Trust for Mr. Spungin ($6,640,000) and Mr. Hewson ($1,248,000);

    (b) Company contributions to the Company's Profit Sharing PluSavings Plan for Mr. Spungin ($2,412); Mr. Hewson ($3,814); Mr. Bushell ($2,579); Mr. Rowsey ($2,945); Mr. Schwarz ($3,814) and Mr. Uskup ($5,407);

    (c) premiums paid during 1995 for Split Dollar Life, Group Life and Accidental Death insurance policies for Mr. Spungin ($8,738); Mr. Hewson ($4,484); Mr. Schwarz ($1,443) and Mr. Uskup ($5,320);

    (d) cash-outs of pre-merger in-the-money stock options for Mr. Spungin ($265,779); Mr. Hewson ($373,600); Mr. Schwarz ($156,124) and Mr. Uskup
       ($69,000);

    (e) payouts of accrued benefits under the Company's Supplemental Benefits Plan, which was terminated just prior to the Merger, to Mr. Spungin ($703,285); Mr. Hewson ($51,569) and Mr. Schwarz ($3,540);

    (f) payouts of special employee retirement benefits under employment contracts to Mr. Hewson ($294,134) and Mr. Uskup ($44,921).

(9) Effective November 29, 1995, Mr. Spungin was granted 9,678 shares of restricted Common Stock in lieu of director's fees for three years.

(10) Effective November 29, 1995, Mr. Hewson was granted options to purchase 14,648 shares of Common Stock at an exercise price of $5.12 per share, vesting one-third immediately and one-third on each anniversary of the grant. The grant was in lieu of director's fees for a three-year period.

(11) Not employed by the Company during the indicated year.

LONG-TERM INCENTIVE PLAN

Prior to the Merger, the Company had an Executive Bonus Plan ("EBP Plan") which is described on page 18 of this Proxy Statement. The Table below represents the awards earned in Fiscal 1995 under the EBP Plan. The awards under the Plan generally were to be paid in three annual installments, and were to be paid partly in cash and partly in Share Units. For Fiscal 1995, because of the Merger, the bonuses earned for 1995 under the EBP Plan were accrued as cash balances, and the accrued balances in the Plan, including those earned for 1995, were distributed immediately prior to the Merger, and the Plan was terminated.

              LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1995

                                                                                           3/30/95       TOTAL
NAME*                                                                                       AWARD     DISTRIBUTION
- ---------------------------------------------------------------------------------------  -----------  ------------
Joel D. Spungin                                                                          $   192,500   $  280,112
Jeffrey K. Hewson                                                                        $   112,000   $  160,783
Steven R. Schwarz                                                                        $    35,613   $   54,525
Ergin Uskup                                                                              $    24,500   $   24,500

* The other executive officers named in the Summary Compensation Table, Thomas
W. Sturgess, Daniel H. Bushell, and Michael D. Rowsey, were not executive officers of the Company prior to the Merger and did not participate in the EBP Plan.

OPTION GRANTS DURING LAST FISCAL YEAR

Options were granted during the year ended December 31, 1995 to certain of the executives named in the Summary Compensation Table, on October 2, 1995, subject to stockholder approval of the Plan amendments referred to in this Proxy Statement. The following table contains information concerning such grants.

                         OPTION GRANTS DURING LAST YEAR

                                                                                             Potential Realizable
                                                  Individual Grants                        Value at Assumed Annual
                            -------------------------------------------------------------    Rates of Stock Price
                              Options     Percent of Total                                 Appreciation for Option
                              Granted    Options Granted to   Exercise or                          Term (5)
                            (Number of   Employees in fiscal   Base Price    Expiration    ------------------------
           Name             Shares)(1)        year (3)        (per Share)       Date           5%           10%
- --------------------------  -----------  -------------------  ------------  -------------  -----------  -----------
Michael D. Rowsey               15,000             0.8%       $   5.12         10/1/02(4)  $   223,968  $   339,738
                               105,000             6.0%          13.125(2)     10/1/02(4)      727,249    1,537,643
Daniel H. Bushell               15,000             0.8%           5.12         10/1/02(4)      223,968      339,738
                               105,000             6.0%          13.125(2)     10/1/02(4)      727,249    1,537,643
Steven R. Schwarz               15,000             0.8%           5.12         10/1/02(4)      223,968      339,738
                               105,000             6.0%          13.125(2)     10/1/02(4)      727,249    1,537,643
Ergin Uskup                      7,500             0.4%           5.12         10/1/02(4)      111,984      169,869
                                52,500             3.0%          13.125(2)     10/1/02(4)      363,625      768,821

- --------
(1) Options were granted under the MEP Plan subject to stockholder approval of the Plan amendments. All options are exercisable after the occurrence of an Event.

(2) Exercise price increases $0.625 per quarter on the first day of each quarter commencing 4/1/96. Exercise price shown reflects 4/1/96 increase.

(3) Based on 1,840,000 options granted to employees during the year.

(4) The expiration of the options is the earlier of three years after the Event or 10/1/02.

(5) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Commission, and are not intended to forecast future appreciation, if any, in the price of the Shares. The amounts shown do not include the calculation of the quarterly increases in the $12.50 options. The amounts are calculated assuming the options will expire on 10/1/02 rather than earlier. The actual value of the options will vary in accordance with the market price of the Shares.

The following table contains information concerning option exercises during the Company's year ended December 31, 1995 by each of the named executive officers and the fiscal year end values:

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                           Value of Unexercised
                                                                                                               in-the-money
                                                                             Number of Unexercised        Options at Fiscal Year
                                                 Shares                   Options at Fiscal Year End              End (1)
                                               Acquired on      Value     ---------------------------   ---------------------------
                   Name                         Exercise       Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
- -------------------------------------------  ---------------   --------   -----------   -------------   -----------   -------------

Michael D. Rowsey                                   0              0             0        164,506              0      3,1$11,208
Daniel H. Bushell                                   0              0             0        157,856              0      2,936,313
Steven R. Schwarz                                   0          156$,124(2)        0       120,000              0      1,940,700
Ergin Uskup                                         0          69,$000(2)        0         60,000              0        970,350

- --------
(1) The values given are based on the closing price of the Shares on December 29, 1995, which was $27.75, less the exercise price, before payment of applicable income taxes.

(2) Reflects cash-out of prior in-the-money options described in the footnote on page 8 of this Proxy Statement.

BONUS PLANS. Prior to the Merger, a Management Incentive Plan ("MIP") provided annual incentive compensation opportunities to officers and other upper management level participants based on the Company's performance, region or division performance, and personal performance. Under the MIP, annual targets were set by the Board of Directors and bonuses were awarded under a formula based on percentage attainment of the targets.

The Company's Executive Bonus Plan ("EBP") applied to the Company's officers prior to the Merger. While the EBP provided annual incentive opportunity, it also focused on long-term results. Annual targets were established by the Compensation Committee measured by return on equity ("ROE"). Bonus awards were made annually, if earned, based on the percentage achievement of targets set, with 50% of the awards deferred and paid over a three-year period. Of the deferred amounts, approximately 30% was in cash to be paid in three annual installments. The deferred cash portion was to increase based on the subsequent ROE performance. The other 70% of the deferred award was converted to "Share Units" having a value equal to the market price of one share of Common Stock. Thus the value of the Share Units rose and fell in response to market fluctuations. The Share Units were converted into Shares upon distribution in three annual increments. Immediately prior to the Merger, all accrued Plan's balances in the EBP were distributed to the participants.

Based on amendments to the MIP and the EBP completed shortly before the execution of the Merger Agreement, amounts accrued under the EBP in respect of Messrs. Spungin, Hewson, Schwarz and Uskup and other participants (collectively, the "Protected Employees") were paid out based on the Company's performance through the date of the consummation of the Merger for the portion of the plan year through the last day of the month in which the Merger occurred. Amounts accrued under the MIP in respect of the Protected Employees for the portion of the plan year through the date of the Merger, and for the portion of the plan year from the date of the Merger through August 31, 1995 were paid in October 1995, and for the named executive officers are shown in the Summary Compensation Table on page 14 of this Proxy Statement.

ONE-TIME MERGER INTEGRATION BONUS PLAN. A special incentive plan was adopted to reward key management personnel for accomplishing specific integration objectives of the Merger. The objectives include achieving, by September 30, 1996, (1) specified annualized earnings before interest, taxes, depreciation and amortization ("EBITDA") and (2) specified debt reduction goals. If the goals are met, a pool of $5 million will be shared among the participants. There are 175 eligible participants. If the goals are achieved the following executives named in the Summary Compensation Table on page 14 will each be eligible to receive $100,000: Messrs. Bushell, Rowsey, Schwarz and Uskup.

MANAGEMENT INCENTIVE PLAN FOR 1995. The Management Incentive Plan for the period from April 1, 1995, immediately following the Merger, through December 31, 1995, provided incentive compensation opportunities for approximately 180 eligible participants based on the Company's performance. Bonuses are determined as a percentage of annual base pay for each participant based on achievement of a specified EBITDA goal for the balance of the calendar year. Messrs. Bushell, Rowsey, Schwarz and Uskup, among others, are participants in this plan.

MANAGEMENT INCENTIVE PLAN FOR 1996. The Management Incentive Plan for 1996 provides incentive compensation opportunities based on attainment of preapproved Company, region and division goals, all measured by EBITDA performance. Participants, key management employees, may be given incentive awards stated as a percentage of base salary and the attainment of the predetermined goals. Participants include, among others, Messrs. Sturgess, Bushell, Rowsey, Schwarz and Uskup.

EMPLOYMENT AGREEMENTS

Prior to the Merger, the Company, as settlor, entered into an irrevocable trust agreement (the "Benefits Trust Agreement") with American National Bank and Trust Company of Chicago, as trustee (the "Benefits Trustee"). The Benefits Trust Agreement secures the payment of all amounts owed to certain employees under their amended employment contracts, certain obligations of the Company to provide post-employment medical benefits, certain severance benefits to former employees, and related costs. Under the terms of the Benefits Trust Agreement and the Merger Agreement, the Company has caused an irrevocable letter of credit in the initial amount of $24.0 million to be furnished to the Benefits Trustee by Chase Manhattan Bank, N.A. Each compensation or benefit payment by the Benefits Trustee reduces the amount of the letter of credit. To the extent that the Company makes payments of compensation and benefits covered by the Benefits Trust Agreement or otherwise satisfies its obligation to these current and former employees (or, in some cases, their eligible dependents or surviving beneficiaries) and obtains a waiver from such persons, the letter of credit will be reduced as provided in such waiver.

SPUNGIN EMPLOYMENT CONTRACT. Prior to the execution and delivery of the Merger Agreement, Joel D. Spungin had an employment and consulting agreement under which Mr. Spungin was to be employed as Chief Executive Officer at a salary of not less than $425,000, plus participation in all bonus, stock options and other benefit plans generally available to executive officers of the Company.

The Company amended the employment agreement with Mr. Spungin, effective as of the Merger. On March 20, 1995, Mr. Spungin resigned his offices with the Company and was relieved of all duties thereto, except that he remained an employee of the Company until August 31, 1995, and he will, subject to nomination and election, serve as a member of the Board of Directors of the Company. On September 1, 1995, Mr. Spungin became an executive consultant to the Company for a period of 11 years in accordance with the terms of his amended employment agreement. The Company paid the sum of $2,276,209 to Mr. Spungin on September 1, 1995, and for the period from September 1, 1995 through August 31, 1996, the Company will pay Mr. Spungin in total $530,000 in equal or nearly equal monthly installments. Beginning on September 1, 1996 and continuing until the end of the consulting term, the Company will make a monthly payment of approximately $34,269.63 to Mr. Spungin, amounting to a total of $6,918,565.

Mr. Spungin and his spouse will receive coverage under the Company's present medical plan for their lives, subject to a $1,000,000 lifetime maximum payment limit in the aggregate for each of them. If Mr. Spungin or his spouse lose their medical coverage on account of a termination of the Company's medical plan or the Company's failure to provide such medical coverage, (i) the Company will pay premiums not to exceed, in the aggregate, $242,701 (such amount shall not be applied against the $1,000,000 per person lifetime maximum) for individual insurance coverage until Mr. Spungin and his spouse become eligible for Medicare, (ii) the Company will pay premiums for Medicare supplemental policies for the remainder of their lives (such amount shall not be applied against the $1,000,000 per person lifetime maximum) and (iii) at any time Mr. Spungin and his spouse are not reimbursed for medical expenses under such individual insurance policies, the Company will pay or reimburse such medical expenses incurred by Mr. Spungin and his spouse up to a $1,000,000 lifetime maximum payment for each of them. If the Company fails to obtain an individual insurance policy within 30 days after termination of the Company's medical plan, it shall then pay Mr. Spungin the sum of $242,701 in addition to expenses which may be paid under his $1,000,000 million lifetime maximum benefit referred to in clause
(iii) above.

A failure by Mr. Spungin to render services to the Company or his disability shall not constitute a breach causing a forfeiture of his entitlement to any amount or benefit under his employment agreement. Upon Mr. Spungin's death, his spouse shall receive the remainder of the salary and consulting payments due. The agreement also includes provisions restricting the disclosure of proprietary or confidential information, and restricts Mr. Spungin from being employed by or consulting with any competing firm.

If the Company fails to make any payment to which Mr. Spungin is entitled when due, all the unpaid consulting payments and fringe benefits shall become payable immediately. Substantially all of the Company's obligations are secured by the Benefits Trust Agreement.

HEWSON EMPLOYMENT CONTRACT. Mr. Hewson resigned as President and Chief Executive Officer of the Company on May 31, 1995. Effective as of the Merger, the Company amended the employment agreement with Mr. Hewson to, among other matters, reduce his term of employment to not more than one year, eliminate his consulting term and provide for additional bonuses. In recognition of Mr. Hewson's efforts prior to the consummation of the Merger and his expected responsibilities following the Merger, the Company agreed to make, and has made a bonus payment of $875,000 to Mr. Hewson as of September 26, 1995. On the expiration of Mr. Hewson's term of employment, he became entitled to receive an aggregate amount equal to $1,575,000, with an initial payment of $650,370 and the remainder payable monthly in equal installments of $26,418. The payments are secured by the Benefits Trust Agreement.

Mr. Hewson and his spouse (and their eligible dependent children) became entitled, upon the termination of Mr. Hewson's employment, to post-employment medical coverage under the Company's medical plan until he reaches age 65 and his spouse will also continue to be covered until she reaches age 65, subject to a $1,000,000 maximum benefit payment limit, in the aggregate. The Company is not permitted to terminate such coverage without also terminating the Company's medical plan. If such plan is terminated, Mr. Hewson will be entitled to receive until age 65 (but for not more than 18 months) (i) monthly payments equal to the conversion premium under such plan and (ii) reimbursements for medical expenses not covered by any medical insurance policy up to an aggregate of $300,000 for Mr. Hewson and his eligible dependents, subject to an aggregate limit of $700,000 for all officers referred to as "contract officers" under the medical plan.

STURGESS EMPLOYMENT AGREEMENT. Effective January 1, 1996, an employment agreement was entered into between the Company and Thomas W. Sturgess, to serve as Chairman of the Board, President and Chief Executive Officer. The agreement provides for a base salary of $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The agreement is for a three-year term, until December 31, 1998, and is renewable for one-year terms thereafter unless terminated by either party. Upon termination of the agreement, unless for cause or voluntarily by Sturgess, Sturgess shall be entitled to receive an amount equal to two times his base salary plus bonuses. The agreement also provides for the grant of options to purchase 360,000 shares of Common Stock which options were granted effective as of January 1, 1996, and are described more fully on page 9 of this Proxy Statement.

OTHER EXECUTIVE EMPLOYMENT CONTRACTS. Prior to the Merger, employment and consulting agreements were also entered into with Steven R. Schwarz, Robert H. Cornell, Otis H. Halleen, Jerold A. Hecktman and Ted S. Rzeszuto. The agreements generally provided for annual compensation of not less than the officers salary at the time the employment agreement was made, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The employment agreements with Messrs. Schwarz, Cornell, Halleen, Hecktman and Rzeszuto were amended or restated, effective as of the Merger to, among other matters, reduce the term for which the Company is obligated to employ these officers and to encourage these officers not to voluntarily resign during the transitional period following the Merger.

Each amendment provided that the term of employment shall be limited to one year following the Merger unless, within 30 days after the Merger, the Company notifies the officer of an earlier date of termination. Upon completion of the term of employment, each such officer shall be entitled to a bonus (the "Stay Bonus") equal to two times his highest annual compensation (including salary, retirement benefit accruals and incentive compensation) paid or accrued during the preceding five years, except the officer shall not be entitled to such Stay Bonus if he voluntarily resigns without good reason (as defined in the employment agreement, as amended) or is terminated by the Company for breach of a fiduciary duty to the Company.

The Stay Bonuses are secured as an obligation of the trust under the Benefits Trust Agreement. Effective August 30, 1995, the amounts of the Stay Bonuses for Messrs. Schwarz and Rzeszuto were reduced to amounts which would not exceed the "golden parachute" amounts under the Code. Jeffrey K. Hewson, Steven R. Schwarz, Robert H. Cornell, Otis H. Halleen, Ted S. Rzeszuto, Jerold A. Hecktman and Ergin Uskup were entitled to receive stay bonuses of $1,575,000, $624,734, $602,985, $449,210, $501,192, $492,050 and $175,000, respectively. The terms of employment of Messrs. Hewson, Halleen and Hecktman were terminated; therefore, they began receiving their Stay Bonuses from the trustee of the Benefits Trust Agreement. Mr. Halleen has since been reemployed, effective November 1, 1995.

As to certain current and former officers, amendments preclude the Company from eliminating their eligibility for retiree medical coverage under the Company's medical plan so long as the Company maintains such plan. In the event such medical plan is terminated, the Company shall provide each officer with a monthly amount equivalent to the current monthly premium under the Company's group medical plan to convert to an individual medical policy for a period not to exceed 18 months. This transition medical coverage also applies to James A. Pribel, Treasurer, and to certain former employees currently entitled to retiree medical coverage. In addition, for not more than 18 months, the covered officers and their eligible dependents would be entitled to reimbursement of medical expenses which are not covered by any medical insurance, up to an aggregate of $300,000 for each such officer and his dependents, subject to an aggregate limit of $700,000 for all of the covered officers and their dependents.

Effective October 1, 1995, new employment agreements were entered into with each of Messrs. Rowsey, Bushell, Schwarz, Cornell, and Rzeszuto. Effective November 1, 1995 a new employment agreement was entered into with Mr. Halleen. Each of those agreements with Rowsey, Bushell and Schwarz provides for a two-year term of employment, until September 30, 1997; the agreements with Cornell, Rzeszuto and Halleen provide for a one-year term of employment. Each agreement is renewable for additional one-year terms unless terminated by either party. The agreements provide for a base salary of not less than the amounts specified in each contract, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The officer may terminate employment for good reason (reduction of salary, exclusion from benefit plans, material reduction in title or duties, relocation outside the Chicago metropolitan area, or breach by the Company of any provisions of the agreement. In the event of termination for good reason, Bushell, Rowsey and Schwarz shall be entitled to two times their respective base salary plus bonuses; and Cornell, Rzeszuto and Halleen shall be entitled to an amount equal to their respective base salary plus bonuses. If the agreement is not renewed by the Company upon its expiration, the officer shall be entitled to a severance amount equal to his base salary plus bonuses. Because Schwarz, Cornell and Rzeszuto remained employed through March 30, 1996 they became entitled to receive their Stay Bonuses as provided in their prior agreements. Each agreement also contains provisions restricting the disclosure of proprietary materials and confidential information, and restricts the officer from being employed by or consulting with any competing firm during the employment term and for two years thereafter.

Ergin Uskup has an employment agreement dated as of February 13, 1995 which was intended, among other things, to encourage Mr. Uskup not to resign for the one-year period following the Merger. Upon completion of the one-year period following the Merger, Mr. Uskup became entitled to payment of a Stay Bonus in the amount of $175,000, payable in 12 monthly installments. Upon completion of his employment, Mr. Uskup shall be entitled to a severance payment of $175,000, payable in 12 monthly installments.

Shortly before the execution of the Merger Agreement, the Company adopted a severance plan for officers of the Company or its subsidiary who do not have employment contracts. The severance plan provides a severance payment of one year's base salary if an officer is terminated without cause.

PROFIT SHARING PLANS

The Company has had a Profit Sharing PluSavings Plan (the "Profit Sharing Plan") in which all salaried employees and certain hourly paid employees of the Company and its subsidiaries were eligible to participate following completion of six consecutive months of employment. The Profit Sharing Plan provide for contributions by the Company in amounts determined by the Board of Directors of the Company. The contribution was allocated based on the ratio of each participants' earnings to the earnings of all participants for the year. The Company contribution is immediately fully vested in the participants' account. The plan also permits employees to have contributions made as 401(k) salary deferrals on their behalf and to make after-tax voluntary contributions.

Prior to the Merger, the Directors authorized a contribution to the Profit Sharing Plan in the amount of 1% of participants' earnings; the contribution totaled $500,000.

The Profit Sharing Plan also provided that the Company may match employee contributions made as 401(k) salary deferrals up to specified limits. For the year ended December 31, 1995, the Company paid $353,537 in matching contributions.

Associated Stationers, Inc. had a Profit Sharing and Savings Plan (the "ASI Plan") which was assumed by the Company upon the merger. The ASI Plan permits eligible employees to have contributions made as 401(k) salary deferrals on their behalf, and provides for matching contributions by the Company. For the year ended December 31, 1995, the Company paid $259,387 in matching contributions under the ASI Plan.

Effective March 1, 1996, the two profit sharing plans were merged. The merged plan, called the UNITED STATIONERS INC. 401(K) SAVINGS PLAN (The "USI Plan") permits employees to have contributions made as 401(k) salary deferrals on their behalf, or as voluntary after-tax contributions, and provides for Company contributions, or contributions matching employee salary deferral contributions, at the discretion of the Board of Directors. The Company has no present intention to make Company contributions other than matching contributions. The Company is currently contributing $0.25 for each $1.00 of employee salary deferral contributions up to 6% of eligible wages.

PENSION PLANS

The Company and its subsidiary maintain noncontributory pension plans covering substantially all employees. Employees are eligible to participate following the conclusion of twelve consecutive months of employment and the attainment of age
21. Prior to the Merger, Associated did not have a pension plan. Former Associated employees will enter the Pension Plan on July 1, 1996. The Pension Plan provides for annual retirement benefits at age 65 equal to 1% of an employee's career-average annual compensation (as reported to the Internal Revenue Service) multiplied by the number of years of credited service up to a maximum of 40 years; however, an employee's annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the twelve month period ended on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under the Pension Plan is 65. The Pension Plan contribution accrued for the fiscal year ended August 31, 1995 was $1,741,384.

In connection with the Merger, the Pension Plan was amended to provide that the actuarial factors employed by the plan may not be adjusted in a manner that would reduce lump sum benefits payable under the Pension Plan. The Company's operating subsidiary also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining agreements.

The following table sets forth the estimated annual benefits upon retirement at age 65 under the pension plan to the executive officers individually named in the Summary Compensation Table on page 14 (calculated, except for Messrs. Spungin and Hewson, on the basis of estimated years of service at retirement age and current levels of compensation, assuming 5.5% compounded annual increases; and for Messrs. Spungin and Hewson, the accrued benefits as of their respective dates of termination of employment):

                                                                     ESTIMATED ANNUAL PENSION
NAME OF PARTICIPANT                                                       AT RETIREMENT
- ------------------------------------------------------------------  --------------------------
Joel D. Spungin                                                            $    109,785
Jeffrey K. Hewson                                                          $     11,804
Thomas W. Sturgess*                                                        $     45,886
Daniel H. Bushell*                                                         $     52,483
Michael D. Rowsey*                                                         $     55,955
Steven R. Schwarz                                                          $     81,432
Ergin Uskup                                                                $     14,389

* Mr. Sturgess will become eligible under the Plan effective January 1, 1997; Messrs. Bushell and Rowsey will become eligible effective July 1, 1996.

As of December 31, 1995, the credited years of service under the Pension Plan for the individuals named were as follows: Mr. Spungin, 38 years; Mr. Hewson, 6 years; Mr. Sturgess, 0 years; Mr. Bushell, 0 years; Mr. Rowsey, 0 years; Mr. Schwarz, 18 years; and Mr. Uskup, 2 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

SUPPLEMENTAL BENEFITS PLAN

Prior to the Merger, the Company had a nonqualified unfunded program ("Supplemental Benefits Plan") to provide for the payment to individuals of benefits which would otherwise be payable under the Company's Pension Plan and Profit Sharing PluSavings Plan but which may not be paid under such plans due to limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code. Immediately prior to the Merger all sums accrued under the Supplemental Benefits Plan were distributed to the participants, including the following executive officers named in the Summary Compensation Table: Mr. Spungin, $703,285; Mr. Hewson, $51,569; and Mr. Schwarz, $3,540.

AMENDMENTS TO MEDICAL PLAN

The Company amended its medical plan shortly before the Merger. The medical plan was amended to generally provide that: (i) the plan cannot be changed or terminated with respect to certain designated officers or early retirees; and
(ii) certain designated officers (upon termination of employment) and early retirees and their spouses can continue to participate in the medical plan until age 65 under the same general terms and conditions applicable to active employees, subject to an aggregate maximum benefit limit of $250,000 for each early retiree and $1,000,000 for certain designated officers. The medical plan was also amended to provide that, in the event of its termination, the Company will provide certain funds to designated individuals for a specified period of time for the purpose of (i) obtaining health insurance; and (ii) reimbursing such individuals for medical expenses in the event of their uninsurability or catastrophic illness.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is made up entirely of outside Directors. The Committee is responsible for recommending to the Board of Directors annual competitive base compensation structures, and appropriate performance criteria for bonus payouts for officers and senior management, and grants under the Company's Management Equity Plan to align long-term executive compensation with the interests of stockholders.

PHILOSOPHY

The Compensation Committee is guided by the following principles:

        - Compensation programs are designed to provide average base salaries, and better than average annual incentives, and other long-term rewards when the Company's maximum objectives are met or exceeded.

        - Compensation programs are designed simply, whenever possible. Participants are fully informed about what the possible rewards are, and what they must do to earn them.

COMPONENTS OF OVERALL COMPENSATION

The Compensation Committee considers several factors when determining compensation of executives, other officers, and senior managers.

        - Company Performance -- The Committee sets, in conjunction with the Board of Directors, annual earnings, return to shareholders' equity targets, which are used in determining the level of incentive awards.

        - Competitive Practice -- The Committee periodically receives reports from Hewitt Associates, a nationally recognized compensation practice consulting firm, which summarize and evaluate United Stationers' compensation practices against a group of approximately forty comparative companies extracted from the Hewitt Total Compensation Data Base and from recent proxy statements. Comparative companies are for the most part, from the office products and wholesale trade industries. The comparative companies include: (1) companies included in the Value Line Peer Group Index shown in the Comparative Five-Year Total Returns graph shown in the Company's Proxy Statement; (2) selected Chicago area and wholesale non-durable goods companies and (3) companies with market capitalizations comparable to the Company's. The companies in the sample are representative of companies with which United Stationers generally competes for management and executive talent. The comparisons review base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions.

In particular, the Company annually requests Hewitt Associates to determine the elements and mix of compensation within the total compensation package provided to the Chairman and CEO. Hewitt's most recent survey was completed and delivered to the Company during November 1995 containing supporting data and recommendations for the Chairman's compensation package which became effective during January 1996.

The data compiled by Hewitt was produced from its databases of: (a) comparisons to Chief Executive Officers not also Chairman of the Board in companies with sales between $850 million and $3.4 billion; (b) comparisons to Chief Executive Officers who are also Chairman of the Board in companies with sales between $930 million and $3.5 billion; and (c) Executive Compensation Services Total Management Report, with no distinction between retailers and wholesalers nor whether or not the CEO was also Chairman, in companies with average sales of $2.5 billion; and (d) Hewitt's review of proxy statements of approximately 24 wholesale companies, making no distinction as to whether the CEO was also Chairman, with sales between $1 billion and $3.2 billion.

The compensation levels were determined by Hewitt using regression analysis. Data (other than proxy data) was adjusted 3.2% to January 1, 1996 from April 1, 1995 (the date the data was collected) to reflect an annualized salary trend of 4.2%.

Based on the above analysis and Hewitt recommendations, the Compensation Committee recommended a base salary of $495,000 for Mr. Sturgess in his capacity as Chairman, President and CEO.

Similarly, comparisons were made with the database companies to determine an appropriate annual incentive bonus opportunity for Mr. Sturgess. Based on those comparisons, the CEO's potential incentive bonus was established at 100% of his base pay compensation when specific pre-determined Compensation Committee approved goals are met. At this level, based on the data, Mr. Sturgess' total direct compensation compares at approximately 86% of current competitive practice. Mr. Sturgess' maximum incentive bonus opportunity based on maximum achieved performance criteria is 150% of base compensation.

The Compensation Committee also granted nonqualified stock options for a total of 360,000 shares of Common Stock, at exercise prices of $12.50 per share and $5.12 per share, similar to the exercise prices established for the other executive officers. The Compensation Committee views the grant of such options to Mr. Sturgess as a "mega-grant" covering a several year period rather than annual grants, and made the exercise of such options dependent (1) upon the occurrence of an Event (as previously defined for the other option grants), (2) the profitability of the Company between the date of approval of the grant and the Annual Meeting at which the amendments to the option plan will be submitted for approval, and (3) the passage of certain time periods. According to Hewitt's data comparative annual option grants for CEO's generally average 2.75 times annual base pay. Mega-grants typically range up to eight times base compensation at award. Mr. Sturgess' aggregate award is valued at slightly over seven times his base compensation.

TARGETED COMPENSATION

Total compensation for officers and management individuals is targeted above the median compensation of comparable companies when the Company's EBITDA objectives are attained.

SALARY

A salary range for each position is developed based on average base pay for similar positions at Hewitt's comparative companies. The salaries of executives, officers, and senior managers are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on January 1.

The Compensation Committee generally considers level of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments.

BONUS PLANS

A Management Incentive Plan provides annual incentive compensation opportunities to officers and other upper management level participants based on the Company achieving its EBITDA goals established by the Compensation Committee and approved by the Board of Directors. Under this Plan, annual targets are set by the Compensation Committee and approved by the Board of Directors and bonuses are awarded under a formula based on percentage attainment of the targets. The incentive awards for the CEO, other officers and corporate staff are based solely on the earnings performance of the Company. If the Company fails to produce minimum targeted results, no incentives are paid.

A special merger integration bonus plan was adopted to reward top management if the integration of the two companies following the Merger could be accomplished such that certain EBITDA rates could be achieved by September 30, 1996. If such rates are achieved, bonuses totaling $5.0 million may be awarded under the special plan. Mr. Sturgess is not a participant in the special bonus plan.

More than half of Mr. Sturgess' total potential compensation is dependent upon Company performance.

LONG-TERM INCENTIVE COMPENSATION

The Committee believes that grants of stock options and other forms of long-term compensation linked directly to Company performance provide significant incentive opportunity to senior executives and key employees who are responsible for the management, growth and financial success of the Company. Options granted to management under the Company's MEP Plan, subject to stockholder approval, were priced partly at a price comparable to the investment costs of the sponsor investors; the majority of the options were priced at the approximate market value of the Common Stock at the time of grant. Pursuant to the grants, the economic value of the options to recipients depends upon the amount by which the price of the Company's stock exceeds the grant price, at the time they become exercisable, which will not be until the Company's non-public investors have realized a full return of their investment (an "Event"). In this way, the participants are motivated to manage the business in ways that over the long term will benefit stockholders through increases in the stock prices.

As a general rule, the Compensation Committee considers the level of job responsibility and the participant's potential impact on the Company's performance in arriving at the number of shares to be granted under the MEP Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to the chief executive officer and other named executive officers, unless certain requirements are met. The limit does not apply to performance-based compensation paid under a plan which meets the requirements of the Code. The Company's MEP Plan and other incentive compensation plans are designed to meet Code requirements and the Committee intends to continue to use performance-based compensation to the extent that compliance with Code requirements does not conflict with the Company's compensation strategy. All compensation paid to each of the named executive officers in 1995 is believed to be deductible by the Company. The deductibility of some of the 1996 compensation will depend, among other things, on the composition of the Committee following the annual meeting, whether or not an Event occurs making the MEP Plan options exercisable, when those options may in fact be exercised, and the market value of the Common Stock at the time of such exercises. Some compensation expense resulting from option exercises by certain of the named executive officers may not be deductible by the Company.

Respectfully submitted:
COMPENSATION COMMITTEE

Gary G. Miller, Chairman
James T. Callier, Jr.

STOCK PERFORMANCE GRAPH

The following graph sets forth the annual percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five years, compared with the cumulative total returns of the NASDAQ Stock market (U.S. Companies) and a peer group comprised of companies included within the Value Line's Office Equipment and Supplies Industry. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Because of the substantial changes in the capitalization of the Company at the time of the Merger, the Company believes that the comparisons in the graph for the periods preceding the Merger are not meaningful.
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
           UNITED STATIONERS (USTR), NASDAQ STOCK MARKET, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/95)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           UNITED STATIONERS     NASDAQ 1     PEER GROUP 2
1990                      100           100             100
1991                    104.1         160.6           160.3
1992                    205.2         186.9           188.9
1993                    189.2         214.5           207.7
1994                    170.3         209.7           205.5
1995                    718.2         296.3           294.2

        (1) Nasdaq Stock Market (U.S. Companies)

        (2) Value Line Office Equipment and Supplies Industry

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has management advisory services agreements with three investor groups. These investor groups provide certain advisory services to the Company.

Pursuant to an agreement, Wingate Partners has agreed to provide certain oversight and monitoring services to the Company in exchange for an annual fee of up to $725,000, payment (but not accrual) of which is subject to restrictions under the Company's Credit Agreement. At the Merger, the Company paid aggregate fees to Wingate Partners of $2.3 million for services rendered in connection with the Merger. Wingate Partners earned an aggregate of $210,000, $350,000 and $603,000 with respect to each of the fiscal years ended 1993, 1994 and 1995, respectively, for such oversight and monitoring services. Under the agreement, the Company is obligated to reimburse Wingate Partners for its out-of-pocket expenses and indemnify Wingate Partners and its affiliates from loss in connection with these services. The agreement expires on January 31, 2002, provided that the agreement continues in effect on a year to year basis thereafter unless terminated in writing by one of the parties at least 180 days before the expiration of the primary term or any subsequent yearly term.

Pursuant to an agreement, Cumberland has agreed to provide certain oversight and monitoring services to the Company in exchange for (i) an annual fee of up to $137,500 payment (but not accrual) of which is subject to restrictions under the Company's Credit Agreement related to certain Company performance criteria and
(ii) previously issued shares of Associated common stock that converted in the Merger into 154,126 shares of common stock. Subject to certain exceptions, the issuance of such shares is subject to rescission if the agreement is terminated before January 31, 2002. At the Merger, the Company paid aggregate fees to Cumberland of $100,000 for services rendered in connection with the Merger. Pursuant to the agreement, Cumberland earned $45,000, $75,000 and $129,000 with respect to the fiscal years ended 1993, 1994 and 1995, respectively, for such oversight and monitoring services. The Company is also obligated to reimburse Cumberland for its out-of-pocket expenses and indemnify Cumberland and its affiliates from loss in connection with these services. The agreement expires on January 31, 2002, provided that the agreement continues in effect on a year to year basis thereafter unless terminated in writing by one of the parties at least 180 days before the expiration of the primary term for any subsequent yearly term.

Pursuant to an agreement, Good Capital has agreed to provide certain oversight and monitoring services to the Company in exchange for (i) an annual fee of up to $137,500, payment (but not accrual) of which is subject to restrictions under the Company's Credit Agreement and (ii) previously issued shares of Associated Common Stock that converted in the Merger into 154,126 shares of Common Stock. Subject to certain exceptions, the issuance of such shares is subject to rescission if the agreement is terminated before January 31, 2002. At the Merger, the Company paid aggregate fees to Good Capital of $100,000 for services rendered in connection with the Acquisition. Pursuant to the agreement, Good Capital earned an aggregate $45,000, $75,000 and $129,000 in each of the fiscal years ended 1993, 1994 and 1995, respectively, for such oversight and monitoring services. The Company is also obligated to reimburse Good Capital for its out-of-pocket expenses and indemnify Good Capital and its affiliates from loss in connection with these services. The agreement expires on January 31, 2002, provided that the agreement continues in effect thereafter on a year to year basis unless terminated in writing by one of the parties at least 180 days before the expiration of the primary term or any subsequent yearly term.

FILINGS UNDER SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission. Based on Company records and other information, the Company believes that with respect to the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to its directors and officers were in compliance.

INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1996. Ernst & Young LLP has served as the Company's independent auditors since the Merger in March 1995.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in May 1997, must be received by the Company no later than December 7, 1996 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

OTHER MATTERS

Management does not know of any other matter to be presented for action by the stockholders at the Annual Meeting. The persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors with respect to any other matter not now known which is properly brought before the meeting.

                                          By Order of the Board of Directors

                                          PASTEUP SIG

                                          OTIS H. HALLEEN
                                          SECRETARY
                                          Des Plaines, Illinois

                                                                      APPENDIX A

                               AMENDMENT NO. 1 TO
                           ASSOCIATED HOLDINGS, INC.
                       1992 MANAGEMENT STOCK OPTION PLAN

This Amendment No. 1 to Associated Holdings, Inc. 1992 Management Stock Option Plan (the "AMENDMENT"), dated as of March 30, 1995, amends the Associated Holdings, Inc. 1992 Management Stock Option Plan, dated as of January 31, 1992 (the "PLAN"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.

                                    RECITALS

WHEREAS, Associated Holdings, Inc., a Delaware corporation ("ASSOCIATED"), created and adopted the Plan effective as of January 31, 1992;

WHEREAS, on the date hereof, Associated has merged (the "MERGER") with and into United Stationers Inc., a Delaware corporation and majority owned subsidiary of Associated (the "COMPANY"), with the Company surviving; and

WHEREAS, the Company, as successor-in-interest to Associated, deems it desirable to amend the Plan, effective as of the effective time of the Merger (the "EFFECTIVE TIME"), pursuant to Section 10 thereof as set forth herein;

NOW, THEREFORE, the Plan is amended as of the Effective Time as follows:

1.  AMENDMENT OF NAME OF PLAN.

    (a) The name of the Plan shall be "United Stationers Stock Option Plan."

2.  AMENDMENT OF SECTION 1.

    (a) The first sentence of Section 1 of the Plan shall be amended to read in its entirety as follows:

           United Stationers Inc., a Delaware corporation (the "Company"), by means of this Management Stock Option Plan (the "Plan), desires to afford certain of its directors, key employees and the key employees of any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any parent corporation or subsidiary corporation thereof.

3.  AMENDMENT OF SECTION 3.

    (a) The first sentence of Section 3 of the Plan shall be amended to read in its entirety as follows:

           "Subject to the adjustments provided in Section 7, the maximum aggregate number of shares of common stock of the Company which may be granted for all purposes under the Plan shall be 202,962.14 shares."

4. ADOPTION OF THE PLAN. The Company hereby expressly adopts and assumes all of the rights, liabilities and obligations of Associated under the Plan.

5. EFFECT ON THE PLAN. All references in the Plan to "this Plan" and the "Plan" and all phrases of like import shall refer to the Plan as amended by this Amendment. The terms "hereof," "herein," "hereby" and phrases of like import, as used in the Plan, shall refer to the Plan as amended by this Amendment. Except as amended hereby, the Plan shall remain in full force and effect.

                                                                      APPENDIX B

                               AMENDMENT NO. 2 TO
                             UNITED STATIONERS INC.
                          MANAGEMENT STOCK OPTION PLAN

This Amendment No. 2 to United Stationers Inc. Management Stock Option Plan (the "Plan") is dated as of September 27, 1995. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.

WHEREAS, Associated Holdings, Inc. created and adopted the Plan as of January 31, 1992;

WHEREAS, upon the merger of Associated Holdings, Inc. with United Stationers Inc. on March 30, 1995, the Plan was amended, by Amendment No. 1, changing the name of the Plan, and increasing the maximum number of shares of common stock for which options could be granted under the Plan;

WHEREAS, the Company desires to amend the Plan in certain further respects;

THEREFORE, the Plan is amended as follows:

1. AMENDMENT OF NAME OF PLAN. The name of the Plan shall be "United Stationers Inc. Management Equity Plan".

2. AMENDMENT OF SECTION 1. The first sentence of Section 1 is amended by deleting the words "Management Stock Option Plan" and substituting therefor the words "Management Equity Plan".

3. AMENDMENT OF SECTION 3. The first sentence of Section 3 is amended by deleting the number "202,962.14" and substituting therefor "1,302,962.14".

4. AMENDMENT OF SECTION 5. Section 5(b) is amended by inserting the words "at least" before the words "six (6) months".

5.  AMENDMENTS OF SECTION 6.

    (a) Section 6(e) is amended (i) by inserting, before the words "within six
       (6) months," the following: "within the period designated by the Committee at the time of grant, which shall in no event be less than", and (ii) by inserting at the end of said section the following: ", or will become entitled to purchase during the period of exercise."

    (b) Section 6(f) is amended in its entirety to read as follows:

           "f. DISABILITY OR RETIREMENT. If the employment of any optionee is terminated because of Disability (as defined in Section 9), or because of retirement, such optionee shall have the right, within the period designated by the Committee at the time of grant, which shall in no event be less than within six (6) months after the date of termination (or within one (1) year after the date of such termination in the case of an Incentive Option) (but in no case after the expiration of the Option), to exercise the Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of such termination, or will become entitled to purchase during the period of exercise."

6. EFFECT ON THE PLAN. Except as amended hereby, the Plan shall remain in full force and effect. All references to the "Plan" shall refer to the Plan as amended by this Amendment.

7. STOCKHOLDER APPROVAL. The amendments made hereby shall be subject to approval by the stockholders of the Company no later than the next annual meeting of stockholders.

                                                                      APPENDIX C

                               AMENDMENT NO. 3 TO
                             UNITED STATIONERS INC.
                             MANAGEMENT EQUITY PLAN

This Amendment No. 3 to the United Stationers Inc. Management Equity Plan (the "Plan") is effective as of September 27, 1995. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.

WHEREAS, Associated Holdings, Inc. adopted the Plan as of January 31, 1992;

WHEREAS, upon the merger of Associated Holdings, Inc. with United Stationers Inc. on March 30, 1995, the Plan was amended by Amendment No. 1; and on September 27, 1995 was further amended by Amendment No. 2, subject to stockholder approval of the amendment;

WHEREAS, the Company desires to further amend the Plan, to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended;

THEREFORE, the Plan is amended as follows:

1. Section 6 of the Plan is amended by adding thereto the following as subsection 6(i):

       "(i) LIMIT ON INDIVIDUAL GRANTS. In any calendar year, the maximum number of shares for which options may be granted under the Plan to any one optionee is 400,000 shares of common stock (subject to adjustment in accordance with Section 7 of the Plan)."

2. Except as amended hereby, the Plan shall remain in full force and effect. All references to the "Plan" shall refer to the Plan as amended by this amendment.

3. The amendment made hereby shall be subject to approval by the stockholders of the Company no later than the next annual meeting of stockholders.

                                                                      APPENDIX D

                             UNITED STATIONERS INC.
                             MANAGEMENT EQUITY PLAN

1.  PURPOSE

United Stationers Inc., a Delaware corporation (the "Company"), by means of this Management Equity Plan (the "Plan") desires to afford certain of its directors, key employees and the key employees of any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the company and any parent corporation or subsidiary corporation thereof. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

The stock options described in Section 6 (the "Options") and the shares of common stock of the Company acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

2.  ADMINISTRATION

The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of the Company or by such other committee, as determined by the Board (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors of the Company, each of whom shall qualify as a "disinterested person" to administer the Plan within the meaning of Rule 16b-3, as amended, or other applicable Rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with the Exchange Act. A majority of the Committee shall constitute a quorum, and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

3.  SHARES AVAILABLE

Subject to the adjustments provided in Section 7, the maximum aggregate number of shares of common stock of the Company which may be granted for all purposes under the Plan shall be 2,605,924.28 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including, without limitation, the expiration of such Option, the termination of such option prior to exercise or the forfeiture of such Option, such shares shall thereafter be available for grants to such individual or other individuals under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the common stock of the Company or issued shares of such common stock held in the Company's treasury.

4.  ELIGIBILITY AND BASES OF PARTICIPATION

Grants under the Plan may be made, pursuant to Section 6, to key employees, officers and directors (but not to any officer and director who is not also an employee) of the Company, or any parent corporation or subsidiary corporation thereof, who are regularly employed on a salaried basis and who are so employed on the date of such grant (the "Officer and Key Employee Participants").

5.  AUTHORITY OF COMMITTEE

Subject to and not inconsistent with the express provisions of the Plan and the Code, the Committee shall have plenary authority, in its sole discretion, to:

    a. determine the persons to whom Options shall be granted, the time when such Options shall be granted, the number of Options, the purchase price or exercise price of each Option, the period(s) during which such Option shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options and the other terms and provisions thereof (which need not be identical);

    b. require, as a condition to the granting of any Option, that the person receiving such Option agree not to sell or otherwise dispose of such Option, any common stock acquired pursuant to such Option or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange
       Act) for a period of at least six (6) months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option;

    c. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

    d. provide the establishment of procedures for an optionee (1) to have withheld from the total number of shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value (as defined in Section 9) which, together with such cash as shall be paid in respect of fractional Shares, shall equal the Option exercise price, and (2) to exercise a portion of an Option by delivering that number of shares already owned by such optionee having a Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

    e. provide the establishment of a procedure whereby a number of shares of common stock or other securities may be withheld from the total number of shares of common stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for taxes incurred by an optionee upon such exercise;

    f. prescribe, amend, modify and rescind rules and regulations relating to the Plan;

    g. make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business; and

    h. establish any procedures determined to be appropriate in discharging its responsibilities under the Plan.

The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; PROVIDED, HOWEVER, that the Committee may not delegate any duties to a member of the Board of Directors of the Company who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other persons and the committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, the company and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6.  STOCK OPTIONS FOR OFFICERS AND KEY EMPLOYEE PARTICIPANTS

The Committee shall have the authority, in its sole discretion, to grant incentive stock options ("Incentive Options") pursuant to Section 422 of the Code, or to grant non-qualified stock options ("Non-Qualified Options") (options which do not qualify under Section 422 of the Code) or to grant both types of Options. No option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an Incentive Option may be granted only to Officer and key employee participants. The terms and conditions of the Options shall be determined from time to time by the
Committee: PROVIDED, HOWEVER, that the Options granted under the Plan shall be subject to the following:

    a. OPTION PRICE. The Committee shall establish the option price at the time any Option is granted at such amount as the Committee shall determine. The option price for each share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share at the date the Option is granted; PROVIDED, HOWEVER, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company, or any parent corporation or subsidiary corporation thereof, which possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share at the date the Option is granted. The Option price will be subject to adjustment in accordance with the provisions of Section 7 of the Plan.

    b. PAYMENT. The price per share of common stock of the Company with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash, which may be paid by wire transfer in immediately available funds, by check or by any other instrument acceptable to the Company or, in the discretion of the Committee, by delivery to the Company of shares or common stock of the Company owned by the optionee or by the Company withholding from the total number of shares to be acquired pursuant to the Option a portion of such shares. Shares delivered to or withheld by the Company in payment of the option price shall be valued at the Fair Market Value of the common stock of the Company on the day preceding the date of the exercise of the option.

    c. CONTINUATION OF EMPLOYMENT. Notwithstanding anything else contained herein, each Option by its terms shall require the optionee to remain in the continuous employ of the Company, or any parent corporation or subsidiary corporation thereof, for at least six (6) months (or three (3) months in the case of an Incentive Option) from the date of grant of the Option before the right to exercise any part of the Option will accrue.

    d. EXERCISABILITY OF STOCK OPTION. Each Option shall be exercisable in such installments as may be determined by the Committee at the time of the grant. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. No Option by its terms shall be exercisable after the expiration of ten (10) years from the date of the grant of the Option; PROVIDED, HOWEVER, in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company, or any parent corporation or subsidiary corporation thereof, possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any corporation or subsidiary corporation thereof, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

    e. DEATH. In the event of the death of any optionee, the estate of such optionee shall have the right, within the period designated by the Committee at the time of grant, which shall in no event be less than within six (6) months after the date of death (but not after the expiration date of the Option), to exercise such optionees Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of his death, or will become entitled to purchase during the period of exercise.

    f. DISABILITY OR RETIREMENT. If the employment of any optionee is terminated because of Disability (as defined in Section 9), or because of retirement, such optionee shall have the right, within the period designated by the Committee at the time of grant, which shall in no event be less than within six (6) months after the date of termination (or within one (1) year after the date of such termination in the case of an Incentive Option) (but in no case after the expiration of the Option), to exercise the Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of such termination, or will become entitled to purchase during the period of exercise.

    g. OTHER TERMINATION OR FOR CAUSE. If the employment of an optionee is terminated for any reason other than those specified in subsections 6(e) and (f) above, such optionee shall have the right, within the period designated by the Committee which shall in no event be less than thirty
       (30) days (or three (3) months in the case of an Incentive Option) after the date of such termination (but not after the expiration date of the Option), to exercise his Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of such termination, except that, if such optionee's employment was terminated by the Company, or any parent corporation or subsidiary corporation thereof, for good cause, or if the optionee voluntarily terminates employment without the consent of the Company, or any parent corporation or subsidiary corporation thereof (of which fact the Committee shall be the sole judge), such optionee shall immediately forfeit all rights under his Option except as to the shares of stock already purchased. Termination for "good cause" shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's theft or embezzlement, or attempted theft or embezzlement, of money or tangible or intangible assets or property of the Company or any parent corporation or subsidiary corporation thereof, (B) any act or acts of moral turpitude by optionee, (C) other than as a result of a Disability, optionee's failure to devote adequate time to the Company's or such parent corporation's or such subsidiary corporation's business as determined in the reasonable judgment of the Board of Directors, after having given notice of the asserted problem and a reasonable opportunity to cure, (D) any intentional acts by optionee which establish optionee's loyalty to a business entity or person other than the Company, (E) gross negligence or willful misconduct in the performance of optionee's duties,
       (F) conviction of a felony, (G) conviction of a crime, the conviction of which results in a material injury to the Company or any parent corporation or subsidiary corporation thereof, or (H) a willful material breach of any employment agreement entered into between optionee and the Company or any parent corporation or subsidiary corporation thereof. The determination that there exists "good cause" for termination shall be made by the Option Committee (unless otherwise agreed to in writing by the Company and the optionee) and such determination shall be conclusive.

    h. MAXIMUM EXERCISE. The aggregate Fair Market Value of stock (determined at the time of the grant of the Option) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of the Company, or any parent corporation or subsidiary corporation thereof, shall not exceed $100,000.

    i. LIMIT ON INDIVIDUAL GRANTS. In any calendar year, the maximum number of shares for which options may be granted under the Plan to any one optionee is 400,000 shares of common stock (subject to adjustment in accordance with Section 7 of the Plan).

7.  ADJUSTMENT OF SHARES

In the event there is any change in the common stock of the Company by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in the capital structure of the Company, the number or kind of shares or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each optionee's position with respect to the Option and the per share price or value thereof shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an

Incentive Option shall comply with the rules of Section 424(a) of the Code, and
(ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of
Section 422 of the Code.

In the event of a Change of Control or a merger between the Company and another corporation in which the Company is not the surviving entity and where any optionee holds Options issued pursuant to this Plan which have not been exercised, such Options shall be canceled and replacement Options shall be issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Exchange Act.

8.  MISCELLANEOUS PROVISIONS

    A. ASSIGNMENT OR TRANSFER. No grant of any "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution. During the lifetime of an optionee, Options granted hereunder shall be exercisable only by the optionee.

    b. INVESTMENT REPRESENTATION. If a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock issuable upon exercise of an Option, is not in effect at the time such Option is exercised, the Company may require, for the sole purpose of complying with the Securities Act, that prior to delivering such common stock to the exercising optionee, such optionee must deliver to the Secretary of the Company a written statement (i) representing and warranting that such common stock is being acquired for investment only and not with a view to the resale or distribution thereof, (ii) acknowledging and confirming that such common stock may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such common stock shall bear a legend to the effect of the foregoing.
       If subsequent to the delivery by an optionee of the written statement described in the preceding paragraph, the common stock issuable upon exercise of an Option is registered under the Securities Act, the Company may release such optionee from such written statement without effecting a "modification" of the Plan within the meaning of Section 424(h)(3) of the Code.

    c. WITHHOLDING TAXES. In the case of distributions of common stock or other securities hereunder, the Company, as a condition of such distribution, may require the payment (through withholding from the optionee's salary, reduction of the number of shares of common stock or other securities to be issued, or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

    d. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

    e. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

    f. OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    g. EFFECT ON EMPLOYMENT. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Officer and Key Employee Participants except to the extent specifically provided herein shall impose, or be construed as imposing, an obligation on (i) the Company, or any parent corporation or subsidiary corporation thereof, to continue the employment of any Officer and Key Employee Participant, and (ii) any Officer and Key Employee Participant to remain in the employ of the Company, or any parent corporation or subsidiary corporation thereof.

9.  DEFINITIONS

    a. "Fair Market Value" shall, as it relates to the common stock of the Company, mean the average of the high and low prices of such common stock as reported on a national stock exchange or as listed for quotation on the NASDAQ National Market System on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such common stock is not listed on a national stock exchange or is not listed for quotation on the NASDAQ National Market System, the value of such common stock on such date as determined by the Board of Directors of the Company in good faith.

    b. "Disability" means optionee's inability, due to illness, accident, injury, physical or mental incapacity or other disability effectively to carry out his duties and obligations as an employee of the Company or to participate effectively and actively as an employee of the Company for 90 consecutive days or shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period.

10. AMENDMENT OF PLAN

The Board of Directors of the Company shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the common stock of the Company which may be issued and sold pursuant to Options granted under the Plan or decrease the minimum option price in the case of an Incentive Option, or modify the provisions of the Plan relating to eligibility with respect to Incentive Options unless such amendment is made by or with the approval of the stockholders. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code or (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

11. EFFECTIVE DATE

The Plan shall become effective January 31, 1992, the date as of which the Plan was adopted by the Board of Directors (the "Effective Date"); PROVIDED, HOWEVER, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or by written consent within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.

                             UNITED STATIONERS INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 1996

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[PROXY-LOGO]

     The undersigned hereby appoints THOMAS W. STURGESS, MICHAEL D. ROWSEY AND DANIEL H. BUSHELL, or any of them, proxies, with full power of substitution, to vote all the shares of common stock of UNITED STATIONERS INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois on Wednesday, May 8, 1996 at 2:00 p.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if present.


     THIS PROXY IS TO BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, AND IN THEIR DISCRETION THE PROXIES MAY VOTE UPON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of three directors to serve for a three-year term expiring in 1999.

NOMINEES: Daniel J. Good, Jeffrey K. Hewson, James A. Johnson

          FOR ALL NOMINEES              WITHHELD FROM ALL NOMINEES
               / /                                / /
For all except the following nominees:


- --------------------------------------------------
Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above.

2.   To approve amendments to the Management Stock Option Plan.

          FOR                 AGAINST                  ABSTAIN
          / /                   / /                      / /



     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /
     MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

NOTE: Please date and sign as your name appears hereof. Joint owners should all sign. When signing as attorney executor, administrator, trustee, guardian or corporate officer, please give full title as such.


Signature:                              Date
          -----------------------------      ------------------------------

Signature:                              Date
          -----------------------------      ------------------------------